Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors Albany International Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 333-218122, 333-218121, 333-195269, 333-190774, 333-140995, 333-76078, 333-90069, 033-60767) on Form S-8 and in the registration statement (No. 333-231776) on Form S-3ASR of Albany International Corp. and subsidiaries (the Company) of our reports dated February 25, 2021, with respect to the consolidated balance sheets of the Company as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement Schedule II - Valuation and Qualifying Accounts (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Albany, New York
February 25, 2021